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                                 EXHIBIT 21

                       SUBSIDIARIES OF THE REGISTRANT

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
                                                                       State or Other
                                                                       Jurisdiction of                Percentage
Parent                                                                 Incorporation                  Ownership
- ------                                                                 ---------------                ----------

Community Financial Corp.                                                Illinois

Subsidiary (1)
- ----------

Community Bank & Trust, N.A.                                           United States                     100%

American Bank of Illinois in Highland                                    Illinois                        100%

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(1)      The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.
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